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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 22, 1997
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             Mechanical Technology Incorporated
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     (Exact name of registrant as specified in its charter)

                           New York
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  (State or other jurisdiction of incorporation or organization)

         0-6890                             14-1462255
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(Commission File Number)      (I.R.S. Employer Identification No.)

968 Albany-Shaker Road, Latham, New York                  12110
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (518) 785-2211
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Item 2.   Acquisition or Disposition of Assets

     On September 22, 1997, Mechanical Technology Incorporated ("Registrant") executed a definitive agreement for the sale of the L.A.B. division of Registrant to Noonan Machine Company ("NMC"), an Illinois corporation, as of September 30, 1997 (the "Closing"). Pursuant to the agreement, Registrant agreed to sell the assets (excluding an option on certain real property) and the liabilities (excluding certain contingent liabilities) of the L.A.B. division, to NMC, in exchange for a total purchase price of three million two hundred and fifty thousand dollars ($3,250,000), subject to adjustment as set forth below (the "Purchase Price"). The Purchase Price is payable as follows: a) three hundred and fifty thousand dollars ($350,000) was received into escrow as of September 22, 1997; b) two million two hundred and fifty thousand dollars ($2,250,000) is payable in cash, by wire transfer or by certified check, in full, at the Closing, subject to adjustment if the net tangible assets of the L.A.B. division are less than six hundred and fifty thousand dollars ($650,000), as of September 30, 1997; c) four hundred thousand dollars ($400,000) is payable pursuant to a promissory note, payable in equal monthly installments of principal and interest over a period of five years commencing as of the date of Closing, at ten percent (10%) simple interest per annum, secured by a blanket lien on all of the assets of NMC; and d) two hundred fifty thousand dollars ($250,000) is payable pursuant to a promissory note, payable in one balloon payment of principal and interest at the end of one year, the principal amount of this note shall be reduced if (i) all of the furniture, fixtures and equipment of the L.A.B. division are offered for sale and sold in a private sale to a purchaser other than NMC or any subsidiary or affiliate of NMC, or at public auction (the "Sale"), and (ii) the proceeds of such Sale does not exceed five hundred thousand ($500,000), in which case the principal amount due on the note shall be reduced by the product of .5 multiplied by (five hundred thousand dollars ($500,000) minus the proceeds of such Sale) (the "Net Principal"); such note shall bear interest on the lesser of two hundred and fifty thousand dollars ($250,000) or the Net Principal (if applicable), a ten percent (10%) simple interest per annum, commencing as of the date of Closing, such note shall also be secured by a blanket lien on all of the assets of NMC. The Purchase Price was determined based upon market factors. MTI will use the proceeds of the sale to repay certain indebtedness and for investment purposes.















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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MECHANICAL TECHNOLOGY INCORPORATED



Date: September 23, 1997        By: /s/ Stephen T. Wilson
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                                    Stephen T. Wilson
                                    Chief Financial Officer